Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

For Tender Shares of Common Stock

of

LOOKSMART, LTD.

at

$1.00 Net Per Share in Cash

by

PEEK Investments LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 midnight, NEW YORK CITY TIME, ON AUGUST 10, 2012, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i) certificates representing shares of common stock, $0.001 par value per share (the “Shares”), of LOOKSMART, LTD., a Delaware corporation (“LookSmart”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach VStock Transfer LLC (the “Depositary”) prior to the expiration of the Offer.  This Notice of Guaranteed Delivery may be delivered by overnight courier, facsimile transmission or mail to the Depositary.  See Section 2 of the Offer to Purchase.

The Depositary for the Offer is:

77 Spruce Street
Suite 201
Cedarhurst, New York 11516
Toll Free Telephone (855)-987-8625

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein.  Failure to do so could result in a financial loss to such Eligible Institution.

 Ladies and Gentlemen:

The undersigned hereby tenders to PEEK Investments LLC, a Delaware limited liability company (the “Purchaser”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 16, 2012 (the “Offer to Purchase”) and the related Letter of Transmittal (which, collectively, as amended or supplemented, constitute the "Offer") and this Notice of Guaranteed Delivery, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares and Certificate No(s)
(if available):

☐           Check here if Shares will be tendered by book entry transfer.

DTC Account Number:

Dated:

Name(s) of Record Holder(s): (type or print):

Address(es) (including zip code):

Daytime Telephone Number (Area Code and Number)

Signature(s) (All record holders must sign)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 2 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at the address set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Depositary Trust Company, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name of Firm:
(Please type or print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.